EXHIBIT 3(A)

                                  COMPOSITE OF

                    CERTIFICATE OF INCORPORATION, AS AMENDED

                                       OF

                            ORBIT INTERNATIONAL CORP.


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     I,  THE  UNDERSIGNED,  in  order  to  form  a  corporation for the purposes hereinafter  stated,  under  and  pursuant  to  the  provisions  of  the General
Corporation  Law  of  the  State  of
Delaware,  do  hereby  certify  as  follows:

     FIRST:     The  name  of  the  corporation  is

               ORBIT  INTERNATIONAL  CORP.

     SECOND: The address, including the street, city and county, of the registered office of the corporation in the State of Delaware and the name of the registered agent at such address are as follows: United States Corporation Company, 2711 Centerville Road, Suite 400, Wilmington 19808, New Castle County.

     THIRD:     The purpose of the corporation is to engage in any lawful act cr activity for which a corporation may be organized under the General Corporation Law of Delaware.

     FOURTH:     (A)  The  total  number of shares of stock ("Shares") which the corporation shall be authorized to issue is ten million (10,000,000) shares of Common Stock, par value $.10 per share.

               (B) No holder of the Shares shall be entitled as of right to subscribe for, purchase or receive any new or additional shares of stock of any class, whether now or hereafter authorized, or notes, bonds, debentures, or other securities convertible into, or carry options or warrants to purchase, stock of any class; but all such new or additional shares of stock of any class, or notes, bonds, debentures, or other securities convertible into, or carrying options or warrants to purchase, stock of any class may be issued or disposed of by the Board of Directors to such persons and on such terms as it, in its absolute discretion, may deem advisable.

     FIFTH:     The  name  and  address  of the sole incorporator is as follows:

     Name                    Address
     ----                    -------

Fredric  J.  Gruder      747  Third  Avenue
                         New  York.  New  York  10017

     SIXTH: The number of directors shall be not less than five (5) nor more than ten (10), the exact number to be determined from time to time by the Board of Directors and such exact number shall be seven (7) until otherwise determined. No increase or decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

     SEVENTH: Special meeting of the shareholders of the corporation shall be called by the Secretary of the corporation (A) at the request of the Chairman of the Board of Directors of the corporation, or (B) at the request of a majority of the entire Board of Directors, or (C) upon the written request of the holders of a majority of the Shares entitled to vote generally on the election of directors.

     EIGHTH: The holders, represented in person or by proxy at any duly called meeting of shareholders, of shares representing thirty percent (30%) of the total of the number of Shares issued and outstanding and entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting.

     NINTH:     (A)  The  By-laws  of  the  corporation  may  not  be  amended, supplemented or repealed, except, (i) by the Shareholders by the affirmative vote of the majority of the votes cast by the holders of Shares entitled to vote generally on the election of directors or (ii) by the Board of Directors.

               (B) Any By-law adopted, amended or repea1ed by the Shareholders may be amended, repealed or supplemented by the Board of Directors unless the resolution of the shareholders adopting the same expressly reserves to the shareholders the right to amend, repeal or supplement it.

     TENTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and shareholders:

               (A) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the shareholders or at any meeting of the shareholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of shareholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the shareholders as though it had been approved or ratified by every shareholders of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

               (B) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any By-laws from time to time made by the shareholders; provided, however, that no By-laws so made shall invalidate any prior act of the directors which would have been valid if such By-law had been made.

     ELEVENTH: (A) No person serving as director of the corporation shall be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate nor limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

          (B)(i) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding") other than an action by or in the right of the Corporation, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the corporation or of another corporation or a partnership, joint venture, trust or other enterprise at the request of the corporation, including service with respect to employee benefit plans, including a proceeding the basis of which is alleged action outside the scope of authority while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA exercise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in subparagraph (ii) hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such persons only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made upon delivery to the corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The corporation may by action of its Board of directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

               (ii) If a claim under paragraph (B)(i) of this Section is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense of any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which makes it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

               (iii) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

               (iv) The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     TWELFTH:     The corporation shall, to the full extent permitted by Section
145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

     THIRTEENTH: Whenever a compromise or arrangement is proposed between this corporation and it creditors or any class of them and/or between this corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or shareholder thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     FOURTEENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, or as set forth herein, and all rights and powers conferred herein on shareholders, directors and officers are subject to this reserved power.

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